EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated October 24, 2006, in Amendment No. 2 to the Registration Statement (File No. 333-137455) and related prospectus of Advisor's Disciplined Trust 114.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
October 24, 2006